UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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Filed by a party other than the Registrant ☐

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☐ ☐ ☒ ☐	Preliminary proxy statement Definitive proxy statement Definitive additional materials Soliciting material pursuant to §240-14a-12	☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a–6(e)(2))

Maxim Integrated Products, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials:

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CHANGE TO PROXY STATEMENT PROPOSAL

Among the items to be considered and acted upon by the stockholders of Maxim Integrated Products, Inc. (the “Company”) at its Annual Meeting of Stockholders scheduled for Thursday, November 10, 2005, is a proposal to amend and restate the Company’s 1996 Stock Incentive Plan, as amended (the “1996 Plan”). This proposal is identified as Proposal 2 in the Company’s Proxy Statement dated October 7, 2005 (the “Proxy Statement”) that was previously furnished to the Company’s stockholders of record on September 28, 2005. The amendment and restatement of the 1996 Plan as originally approved by the Company’s Board of Directors (“Board”) and as described in Proposal 2 of the Company’s Proxy Statement provides for the amendment and restatement of the 1996 Plan to (a) increase the number of shares available for issuance by 10,800,000 shares from 117,600,000 shares to 128,400,000 shares, (b) permit the award of restricted stock units and restricted stock and (c) extend the term of the 1996 Plan through 2015.

After reviewing votes cast by certain stockholders and in order to facilitate stockholder approval of Proposal 2, the Board has amended Proposal 2 in order to reduce the number of shares available for issuance under the Company’s 1996 Plan from 128,400,000 shares to 127,100,000 shares such that only 9,500,000 shares would be added to the 1996 Plan instead of 10,800,000 shares as originally requested if the proposal is approved by stockholders as amended. Proposal 2 is not amended in any other respect.

Additional Information and Where to Find It

On October 7, 2005, the Company filed a definitive Proxy Statement with the U.S. Securities and Exchange Commission (SEC) relating to its 2005 Annual Meeting of Stockholders. Stockholders of the Company are advised to read the Company’s Proxy Statement for the Annual Meeting because it contains important information. The Company’s Proxy Statement for the Annual Meeting was mailed to Stockholders of the Company on or October 11, 2005. Stockholders and other interested parties may obtain free copies of the Proxy Statement and other documents filed by the Company with the SEC through the website maintained by the SEC at http://www.sec.gov. These documents may also be obtained free of charge by contacting Investor Relations, Maxim Integrated Products, Inc., 120 San Gabriel Drive, Sunnyvale, California 94086.